EXHIBIT 10.2

EXECUTION VERSION

LIMITED WAIVER AND CONSENT AGREEMENT

This Limited Waiver and Consent Agreement (this “Agreement”), is entered into as of July 7, 2026, by and between Onfolio Holdings, Inc., a Delaware corporation (the “Company”), and [****] (the “Investor”), with reference to the following facts:

A. Reference is made to that certain Securities Purchase Agreement, dated as of November 17, 2025, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (as amended, restated and modified as of the date hereof, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Investor certain Notes (as defined in the Securities Purchase Agreement).

B. Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

C. The Company proposes to enter into a business combination and related transactions with Paramount Helium, LLC, a Wyoming limited liability company (“Paramount”), as described in that certain Binding Letter of Intent, dated as of July 7, 2026, between the Company and Paramount (the “Letter of Intent”), pursuant to which, among other things: (i) the Company will acquire Paramount in exchange for the issuance of equity of the Company (the “Acquisition”); (ii) promptly following execution of the Letter of Intent, the Company will issue and sell common stock and, to the extent applicable, pre-funded warrants or convertible preferred equity to one or more new investors for aggregate proceeds of no less than $40,000,000 (the “New Investor Funding”, and such securities, collectively, the “New Securities”); (iii) the Company will apply the proceeds of the New Investor Funding to acquire the senior secured indebtedness of Cyber App Solutions Corp., a Nevada corporation, held by Kips Bay Select LP and Cyber One, Ltd. (the “Cyber App Indebtedness”); (iv) the Company will contribute, assign and transfer its existing businesses, assets and operations (including, without limitation, its digital asset treasury) (the “Asset Transfer”) into one or more wholly owned subsidiaries (collectively, “Legacy SubCo”); and (v) the Company will change its name to Paramount Helium Corporation and change its Nasdaq Capital Market ticker symbol to “PRMT” (the foregoing, together with all related transactions contemplated by the Letter of Intent, collectively, the “Merger Transaction”, and the date on which the Merger Transaction is consummated, the “Merger Consummation Date”);

D. The Company desires that the Investor waive, in part: (i) Section 8 of the Note, solely with respect to the New Investor Funding and not with respect to any other Subsequent Placement; (ii) Section 9 of the Note, solely with respect to the Asset Transfer and not with respect to any other Asset Sale (as defined in the Notes); (iii) Section 14(e) of the Note, solely with respect to the Acquisition; (iv) Section 14(f) of the Note, solely with respect the Asset Transfer; (v) Section 14(h) of the Note, solely with respect to the Merger Transaction (collectively with clauses (i)-(iv), the “Note Limited Waivers”); and (vi) Section 4(o) of the Securities Purchase Agreement, solely with respect to the Merger Transaction and not with respect to any other Subsequent Placement (the “SPA Limited Waiver”, and together with the Note Limited Waivers, the “Limited Waivers”);

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E. The Company desires that the Collateral Agent consent to Asset Transfer, such that the Asset Transfer shall not constitute a breach or default under the Security Documents (the “Asset Transfer Consent”); and

F. Pursuant to (i) Section 9(e) of the Securities Purchase Agreement, the Company and the Required Holders may waive certain terms of the Securities Purchase Agreement, which waiver shall be binding on all Buyers and holders of Securities; (ii) Section 17 of the Notes, certain terms of the Note may be waived with the Holder’s written consent; and (iii) Section 6 of the Security Agreement, the Collateral may not be transferred without the Collateral Agent’s written consent.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Investor agree as follows:

1. Limited Waivers and Consents. Effective as of the Effective Time (as defined below), the Investor hereby grants (i) in its capacity as a Holder, the Note Limited Waivers; (ii) in its capacity as a Required Holder, the SPA Limited Waiver and (iii) in its capacity as the Collateral Agent, the Asset Transfer Consent.

2. Limitation on Waivers and Consent. The Limited Waivers and Asset Transfer Consent set forth herein constitute one-time waivers and/or consent and are limited to the matters expressly waived and/or consented to herein and should not be construed as an indication that the Investor would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Release of Shares of Common Stock from Reserve. Upon the reasonable prior written request of the Company, the Investor agrees to direct the Transfer Agent to release up to 46,730,769 shares of Common Stock from the reserve created pursuant to the Irrevocable Transfer Agent Instructions, solely to the extent necessary to consummate the share issuances contemplated by the Merger Transaction.

4. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

5. Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the due execution and delivery by the Company and the Investor of this Agreement so long as the Company has complied with Section 6(m) and Section 6(n)(ii) of the Security Agreement simultaneously with the Merger Consummation Date. Notwithstanding anything the contrary herein, if the Merger Transaction is not consummated on or prior to August 7, 2026, this Agreement shall terminate and be of no further force and effect.

6. Fees. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

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7. No Material Non-Public Information. Nothing in this Agreement, including, without limitation, the transactions contemplated hereby, constitutes material non-public information. As of the time of execution of this Agreement, the Investor is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. In addition, the Company acknowledges and agrees that, as of the time of execution of this Agreement, any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

8. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

ONFOLIO HOLDINGS, INC.

By:	/s/ Dominic Wells
Name: Dominic Wells
Title: Chief Executive Officer

[Signature Page to Limited Waiver and Consent Agreement]

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IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR: [****]

By:	/S/
Name: [****]
Title: Managing Member

[Signature Page to Limited Waiver and Consent Agreement]

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